Exhibit 99.1

PRESS RELEASE

RELEASE DATE:	July 30, 2003

CONTACT:	J. Ardie Dillen Chairman, President and Chief Executive Officer Michael J. Kirk Executive Vice President and Chief Financial Officer (724) 933-4509 ext. 217

PITTSBURGH FINANCIAL CORP.  ANNOUNCES EARNINGS FOR THE
THIRD QUARTER OF FISCAL 2003

     PITTSBURGH, PENNSYLVANIA - (NASDAQ:PHFC) Pittsburgh Financial Corp. (the “Company”), parent company of BankPittsburgh (the “Bank”), reported net income for the quarter ended June 30, 2003 of $94,000 as compared to $254,000 for the same quarter in 2002. For the nine months ended June 30, 2003, net income was $417,000 as compared to $567,000 for the nine months ended June 30, 2002.

     The Company reported diluted earnings per share of $0.07 for the quarter ended June 30, 2003, compared to $0.19 for the quarter ended June 30, 2002. Excluding the impact of the net gain on sale of investment securities and the net loss on early extinguishment of trust preferred debt, diluted loss per share was $0.03 for the quarter ended June 30, 2003 compared to diluted earnings per share of $0.18 for the quarter ended June 30, 2002. Diluted earnings per share were $0.30 for the nine months ended June 30, 2003, compared to $0.41 for the nine months ended June 30, 2002. Excluding the impact of the net gain on investment securities, net gain on the sale of deposits and branch offices, and the early extinguishment of trust preferred debt, diluted loss per share was $0.11 for the nine months ended June 30, 2003 compared to diluted earnings per share of $0.40 for the nine months ended June 30, 2002.

     The decrease of $160,000 in net income for the quarter ended June 30, 2003 compared to the quarter ended June 30, 2002 was primarily the result of a $474,000 decrease in net interest income (due to a $1.4 million decrease in interest income partially offset by a $970,000 decrease in interest expense), and a $121,000 increase in noninterest expense, which were partially offset by a $374,000 increase in noninterest income, and a $60,000 decrease in income tax expense. Included in the $374,000 increase in noninterest income noted above is a pre-tax net gain of $298,000 on the sale of investment securities and a pre-tax net loss of $101,000 on the early extinguishment of trust preferred debt. During the quarter ended June 30, 2003, the Company redeemed $2.0 million of the Preferred Securities at a redemption price equal to the liquidation amount of $10.00 per share. Excluding the impact of the net gain on sale of investment securities and the net loss on early extinguishment of trust preferred debt, net loss for the quarter ended June 30, 2003 was $37,000 as compared to net income of $248,000 for the same period in 2002.

     The Company’s average interest rate spread decreased 38 basis points to 1.45% for the quarter ended June 30, 2003 from 1.83% for the quarter ended June 30, 2002. The decrease was primarily due to a decrease in the yield on the Company’s earning assets of 98 basis points from 6.82% for the quarter ended June 30, 2002 to 5.84% for the quarter ended June 30, 2003 partially offset by a decrease in the Company’s cost of funds of 60 basis points from 4.99% for the quarter ended June 30, 2002 to 4.39% for the quarter ended June 30, 2003. As a result of the above, combined with a smaller earning asset base, the Company’s net interest income decreased for the quarter by $474,000 or 24.1%.

     Noninterest income increased $374,000 or 85.2% for the quarter ended June 30, 2003 when compared to the quarter ended June 30, 2002. The increase was primarily due to an increase in fee income, income recognized from bank owned life insurance, and fees generated from the Company’s majority owned loan settlement subsidiary. Excluding the gain on the sale of investment securities and the loss on the early extinguishment of trust preferred debt, noninterest income increased for the quarter by $177,000 or 40.3% from the year ago period. Noninterest expense increased $121,000 or 5.9% for the quarter ended June 30, 2003 when compared to the same quarter ended June 30, 2002. The increase is primarily related to costs associated with the aforementioned loan settlement subsidiary. Compensation and other benefits increased $122,000 from $1.0 million for the quarter ended June 30, 2002 to $1.1 million for the quarter ended June 30, 2003. Premises and occupancy costs decreased $12,000 from $437,000 for the quarter ended June 30, 2002 to $425,000 for the quarter ended June 30, 2003. Marketing costs decreased $16,000 from $82,000 for the quarter ended June 30, 2002 to $66,000 for the quarter ended June 30, 2003. Data processing costs decreased $11,000 from $110,000 for the quarter ended June 30, 2002 to $99,000 for the quarter ended June 30, 2003. Excluding the loss on the sale of foreclosed real estate, noninterest expense increased $112,000 or 5.5% from the year ago quarter.

     The decrease of $150,000 in net income for the nine months ended June 30, 2003 compared to the nine months ended June 30, 2002 was primarily the result of a $976,000 decrease in net interest income, (due to a $3.78 million decrease in interest income, partially offset by a $2.80 million decrease in interest expense) and a $553,000 increase in noninterest expense, which were partially offset by a $1.2 million increase in noninterest income, a $180,000 decrease in provision for loan losses and a $42,000 decrease in income taxes. Included in the $1.2 million increase in noninterest income is a pre-tax net gain of $454,000 on the sale of branch deposits and branch offices, a pre-tax net gain of $542,000 on the sale of investment securities, and a $152,000 pre-tax net loss on the early extinguishment of trust preferred debt. During the nine months ended June 30, 2003, the Company redeemed $2.0 million of the Preferred Securities at a redemption price equal to the liquidation amount of $10.00 per share. Excluding these items, net loss for the nine months ended June 30, 2003 was $140,000 as compared to net income of $547,000 for the same period in 2002.

     The Company’s average interest rate spread decreased from 1.73% for the nine months ended June 30, 2002 to 1.50% for the nine months ended June 30, 2003. The decrease was primarily due to a decrease in the Company’s yield on earning assets of 89 basis points from 6.90% to 6.01%, offset by a decrease in the Company’s cost of funds of 66 basis points from 5.17% for the nine months ended June 30, 2002 to 4.51% for the nine months ended June 30, 2003. In addition, the Company’s average total earning assets decreased $25.3 million from $397.7 million to $372.4 million. As a result of the above, the Company’s net interest income decreased for the nine months by $976,000 or 16.5%.

     Noninterest income increased $1.2 million or 87.8% for the nine months ended June 30, 2003 as compared to the nine months ended June 30, 2002. The increase was primarily as a result of fee income and income recognized from the purchase of bank owned life insurance. Excluding investment sales, the sale of branch deposits, branch offices, and the early extinguishment of trust preferred debt, noninterest income increased $321,000 or 24.5% for the nine months ended June 30, 2003 when compared to the year ago period. Noninterest expense increased $553,000 or 9.2% for the nine months ended June 30, 2003 as compared to the nine months ended June 30, 2002. The increase in noninterest expense was primarily attributable to an increase in compensation and other benefits of $445,000 from $2.89 million for the nine months ended June 30, 2002 to $3.34 million for the nine months ended June 30, 2003, and to the premises and occupancy costs, which increased $34,000 or 2.7% from $1.26 million for the nine months ended June 30, 2002 to $1.29 million for the nine months ended June 30, 2003. Marketing costs decreased $20,000 from $263,000 for the nine months ended June 30, 2002 to $243,000 for the nine months ended June 30, 2003. Data processing costs decreased $34,000 from $353,000 for the nine months ended June 30, 2002 to $$319,000 for the nine months ended June 30, 2003. Excluding the gains or losses on sale of foreclosed real estate, noninterest expense increased $530,000 or 8.8% from the year ago period.

     At June 30, 2003, the Company’s assets totaled $376.4 million compared to $413.7 million at September 30, 2002, a decrease of $37.3 million or 9.0%. Cash and interest-bearing deposits decreased $8.1 million or 34.0%, to $15.7 million at June 30, 2003, compared to $23.8 million at September 30, 2002. The Company’s net loans receivable decreased $6.7 million or 2.8% from $240.8 million at September 30, 2002 to $234.1 million at June 30, 2003. Investments and mortgage-backed securities decreased $21.5 million or 17.3% from $124.3 million at September 30, 2002 to $102.8 million at June 30, 2003. Bank owned life insurance totaled $6.5 million at June 30, 2003 compared to $6.3 million at September 30, 2002. Deposits decreased $14.5 million or 7.4% from $196.2 million at September 30, 2002 to $181.7 million at June 30, 2003. During the quarter ended December 31, 2002, the Company sold the deposits of its Bethel Park and Mt. Oliver offices in two separate transactions. Total deposits sold in these transactions were approximately $16.4 million. Borrowings decreased $21.3 million or 11.7% from $181.9 million at September 30, 2002 to $160.5 million at June 30, 2003. Guaranteed preferred beneficial interest in subordinated debt totaled $7.6 million at June 30, 2003 compared to $9.7 million at September 30, 2002. Stockholders’ equity totaled $22.8 million representing 6.07% of assets at June 30, 2003. The Company’s tier one capital totaled $28.9 million or 7.69% of assets at June 30, 2003.

     Pittsburgh Financial Corp., with assets of $376.4 million as of June 30, 2003, is the parent company of BankPittsburgh, a Pittsburgh based community bank which operates seven banking offices and a loan office in Allegheny and Butler counties.

     This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. Investors are encouraged to access the Company’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.

PITTSBURGH FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2003 (Unaudited)	September 30, 2002

Assets
Cash	$1,204,453	$1,709,206
Interest-bearing deposits	14,450,084	22,109,510

	15,654,537	23,818,716
Investment securities available for sale (cost of $93,038,463 and $111,408,047)	94,548,463	113,805,047
Investment securities held to maturity	8,206,296	10,490,985
Bank owned life insurance	6,531,746	6,275,111
Loans receivable, net of allowance of $3,123,742 and $3,023,218	234,060,067	240,805,711
Accrued interest receivable	2,066,389	2,408,605
Premises and equipment, net	5,364,720	5,701,722
Goodwill	151,809	151,809
Federal Home Loan Bank stock	8,027,700	8,098,300
Foreclosed real estate	670,342	787,616
Deferred income taxes	126,667	—
Prepaid income taxes	525,532	526,826
Other assets	515,657	792,538

Total assets	$376,449,925	$413,662,986

Liabilities
Deposits	$181,722,234	$196,222,472
Federal Home Loan Bank borrowings	140,546,564	161,888,253
Reverse repurchase agreements	20,000,000	20,000,000
Guaranteed preferred beneficial interests in subordinated debt	7,594,999	9,753,135
Deferred income taxes	—	176,333
Advances by borrowers for taxes and insurance	2,238,941	709,684
Other liabilities	1,476,303	1,879,683

Total liabilities	353,579,041	390,629,560

Minority interest	29,265	11,922

Stockholders’ equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 10,000,000 shares authorized, 2,182,125 shares issued	21,821	21,821
Additional paid-in capital	16,311,572	16,317,309
Treasury stock — at cost, 757,244 and 773,426	(10,180,512)	(10,398,322)
Unearned shares of ESOP	(539,753)	(720,622)
Accumulated other comprehensive income	997,000	1,581,000
Retained earnings (substantially restricted)	16,231,491	16,220,318

Total stockholders’ equity	22,841,619	23,021,504

Total liabilities, minority interest and stockholders’ equity	$376,449,925	$413,662,986

PITTSBURGH FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Nine months ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)

	2003	2002	2003	2002

Interest income:
Loans receivable	$4,005,111	$4,919,230	$12,389,788	$15,348,183
Mortgage-backed securities	651,459	1,131,963	2,463,878	3,225,820
Investment securities:
Taxable	541,197	611,408	1,727,674	1,862,706
Tax exempt	51,864	19,650	140,413	19,650
Interest-bearing deposits	19,188	30,424	70,413	112,882

Total interest income	5,268,819	6,712,675	16,792,166	20,569,241

Interest expense:
Deposits	1,175,622	1,761,988	3,889,328	5,908,292
Federal Home Loan Bank and other borrowings	2,365,926	2,710,875	7,365,360	8,082,021
Guaranteed preferred beneficial interest in subordinated debt	172,703	211,475	614,568	680,089

Total interest expense	3,714,251	4,684,338	11,869,256	14,670,402

Net interest income	1,554,568	2,028,337	4,922,910	5,898,839
Provision for loan losses	60,000	60,000	180,000	360,000

Net interest income after provision for loan losses	1,494,568	1,968,337	4,742,910	5,538,839

Noninterest income:
Service charges and other fees	470,411	283,475	1,194,164	885,029
Bank owned life insurance income	93,000	99,015	279,000	202,030
Net gain on sale of deposits and branch offices	—	—	453,518	—
Net loss on early extinguishment of trust preferred debt	(100,502)	—	(151,824)	—
Net gain on available for sale securities	297,893	—	542,209	8,391
Other income	52,635	56,551	155,950	221,187

Total noninterest income	813,437	439,041	2,473,017	1,316,637

Noninterest expenses:
Minority interest in income of consolidated entity	9,373	(44)	17,343	(44)
Compensation and employee benefits	1,133,478	1,011,000	3,335,708	2,890,989
Premises and occupancy costs	424,674	436,796	1,292,275	1,258,240
Amortization of goodwill	—	8,546	—	25,053
(Gain) loss on sale of foreclosed real estate	—	(9,141)	432	(22,556)
Marketing	65,959	81,554	243,155	263,575
Data processing costs	98,655	109,517	318,844	352,876
Other expenses	428,197	400,956	1,359,166	1,246,032

Total noninterest expense	2,160,336	2,039,184	6,566,923	6,014,165

Income before income taxes	147,669	368,194	649,004	841,311
Income taxes	54,000	113,885	232,500	274,685

Net income	$93,669	$254,309	$416,504	$566,626

Basic earnings per share	$0.07	$0.19	$0.31	$0.42

Diluted earnings per share	$0.07	$0.19	$0.30	$0.41

Dividends per share	$0.095	$0.09	$0.285	$0.27

PITTSBURGH FINANCIAL CORP.
FINANCIAL RESULTS

	AT OR FOR THE	AT OR FOR THE
	NINE MONTHS ENDED	YEAR ENDED
	JUNE 30, 2003	SEPTEMBER 30, 2002

	(Dollars in Thousands)	(Dollars in Thousands)
SELECTED BALANCE SHEET DATA
AVERAGE INTEREST-EARNING ASSETS	$372,359	$396,517
AVERAGE INTEREST-BEARING LIABILITIES	351,260	377,222
NET AVERAGE EARNING ASSETS	21,099	19,295
AVERAGE INTEREST-EARNING ASSETS TO AVERAGE INTEREST-BEARING LIABILITIES	106.01%	105.12%

NON-PERFORMING ASSETS	4,609	4,783
NON-PERFORMING ASSETS TO TOTAL ASSETS	1.22%	1.16%
NON-PERFORMING LOANS	3,939	3,995
NON-PERFORMING LOANS TO TOTAL LOANS	1.64%	1.61%
ALLOWANCE FOR LOAN LOSSES	3,124	3,023
ALLOWANCE FOR LOAN LOSSES TO NON-PERFORMING LOANS	79.31%	75.67%
ALLOWANCE FOR LOAN LOSSES TO NET LOANS	1.30%	1.22%

STOCKHOLDERS’ EQUITY TO ASSETS	6.07%	5.56%
TIER ONE CAPITAL TO ASSETS	7.69%	6.87%

	AT OR FOR THE		AT OR FOR THE
SELECTED OPERATING DATA:	THREE MONTHS ENDED		NINE MONTHS ENDED
	JUNE 30, (1)		JUNE 30,(1)

	2003	2002	2003	2002

Return on average equity	1.65%	4.57%	2.43%	3.43%
Return on average equity (2)	—	4.47%	—	3.31%
Return on average assets	0.10%	0.25%	0.14%	0.18%
Return on average assets (2)	—	0.24%	—	0.18%
Average yield earned on interest-earning assets	5.84%	6.82%	6.01%	6.90%
Average rate paid on interest-bearing liabilities	4.39%	4.99%	4.51%	5.17%
Average interest rate spread	1.45%	1.83%	1.50%	1.73%
Net interest margin	1.72%	2.06%	1.76%	1.98%
Noninterest income as a percent of average assets (2)	0.65%	0.43%	0.56%	0.42%
Operating expenses as a percent of average assets (2)	2.27%	1.98%	2.24%	1.94%

PER SHARE DATA:

Diluted earnings per share (3)	$0.07	$0.19	$0.30	$0.41
Impact of net gains/losses (3)	$(0.10)	$(0.01)	$(0.41)	$(0.01)

Diluted earnings per share excluding net gains/losses (2)(3)	$(0.03)	$0.18	$(0.11)	$0.40
Book value per share	$16.03	$16.10	$16.03	$16.10
Market price per share
High	$16.00	$15.00	$16.00	$15.00
Low	$12.92	$13.50	$10.80	$11.00
Close	$15.77	$14.00	$15.77	$14.00

(1)	Ratios are annualized where appropriate.

(2)	Ratio or calculation excludes net gains/losses.

(3)	Amount calculated excludes ESOP and RRP shares not committed to be released.